SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) : March 14, 2003

THE CHUBB CORPORATION

(Exact name of registrant as specified in its charter)

New Jersey	1-8661	13-2595722

(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

15 Mountain View Road, P.O. Box 1615, Warren, New Jersey	07061-1615

(Address of Principal Executive Offices)	(Zip Code)

     Registrant’s telephone number, including area code (908)903-2000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events
Item 7. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-99.1: Press Release issued by The Chubb Corporation dated March 14, 2003

Item 5. Other Events.

On March 14, 2003, The Chubb Corporation issued a press release announcing that it had priced a $500 million notes offering, consisting of $225 million aggregate principal amount of 3.95% notes due 2008 and $275 million aggregate principal amount of 5.20% notes due 2013. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference to this Item 5 as if fully set forth herein.

Item 7. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits. The following exhibits are being filed herewith:

(99.1) Press release issued by The Chubb Corporation dated March 14, 2003.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE CHUBB CORPORATION

By:	/s/ Joanne L. Bober Name: Joanne L. Bober Title: Senior Vice President and General Counsel

March 14, 2003

EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K
DATED NOVEMBER 14, 2002

Exhibit
Number

(99.1)	Press release issued by The Chubb Corporation dated March 14, 2003.